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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 21, 2000 relating to the financial statements of Upgrade Corporation of America and Subsidiary (d/b/a SOFTBANK Services Group) and The Ivy Group Limited, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS, LLP
PricewaterhouseCoopers, LLP
Buffalo, New York

April 19, 2000